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Exhibit 21

                           SUBSIDIARIES OF THE REGISTRANT


                                                             State or Country
Subsidiary                                                   of Incorporation
----------                                                   ----------------

Oil-Dri Corporation of Georgia                               Georgia
Oil-Dri Production Company                                   Mississippi
Mounds Production Company, L.L.C.                            Delaware
Oil-Dri, S.A.                                                Switzerland
Favorite Products Company, Ltd.                              Canada
Blue Mountain Production Co.                                 Mississippi
Oil-Dri (U.K.) Ltd.                                          United Kingdom
Ochlocknee Holding Co., S.A.                                 Spain
Ochlocknee Mining Co., S.A.                                  Spain
Oil-Dri Corporation of Nevada                                Nevada
Phoebe Products Company                                      Delaware
Mounds Management, Inc.                                      Delaware
B.T. Acquisition Company                                     Illinois






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